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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   -------------------------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)

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                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                            13-4994650
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                    identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                       10017
(Address of principal executive offices)                            (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

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                         TENASKA GEORGIA PARTNERS, L.P.
               (Exact name of obligor as specified in its charter)

DELAWARE                                                            47-0812088
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                             identification No.)

1044 N. 115TH STREET                                         MICHAEL F. LAWLER
OMAHA, NEBRASKA 68154-4446             VICE PRESIDENT OF FINANCE AND TREASURER
(402) 691-9500                                  TENASKA GEORGIA PARTNERS, L.P.
                                                 1044 N. 115 STREET, SUITE 400
                                                    OMAHA, NEBRASKA 68154-4446
                                                                (402) 691-9500
(Address of principal executive offices)          (Name, address and telephone
                                                  number of agent for service)


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                       9.50% SENIOR SECURED BONDS DUE 2030
                            (Title of the securities)



                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, New York

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

         5. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 28th day of June, 1999.

                            THE CHASE MANHATTAN BANK

                            By /s/  ANNETTE M. MARSULA
                               -----------------------
                               /s/  Annette M. Marsula, Assistant Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                       DOLLAR AMOUNTS
                     ASSETS                                              IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ........................................          $  13,497
     Interest-bearing balances ................................              6,388
Securities:  ..................................................
Held to maturity securities....................................                798
Available for sale securities..................................             48,655
Federal funds sold and securities purchased under
     agreements to resell .....................................             30,373
Loans and lease financing receivables:
     Loans and leases, net of unearned income.......   $132,392
     Less: Allowance for loan and lease losses......      2,463
     Less: Allocated transfer risk reserve ..........         0
                                                       --------
     Loans and leases, net of unearned income,
     allowance, and reserve ...................................            129,929
Trading Assets ................................................             47,413
Premises and fixed assets (including capitalized
     leases)...................................................              3,287
Other real estate owned .......................................                 26
Investments in unconsolidated subsidiaries and
     associated companies......................................                185
Customers' liability to this bank on acceptances
     outstanding ..............................................                716
Intangible assets .............................................              2,693
Other assets ..................................................             15,430
                                                                          --------
TOTAL ASSETS ..................................................           $299,390
                                                                          ========

                                      - 4 -

                                   LIABILITIES

Deposits
     In domestic offices ......................................           $100,324
     Noninterest-bearing .............................  $41,601
     Interest-bearing ................................   58,723
                                                        -------
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ...................................             88,064
Noninterest-bearing ..................................  $ 6,363
     Interest-bearing ................................   81,701

Federal funds purchased and securities sold under agreements
     to repurchase ............................................             35,773
Demand notes issued to the U.S. Treasury ......................                892
Trading liabilities ...........................................             33,565
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases):
     With a remaining maturity of one year or less ............              4,434
     With a remaining maturity of more than one year
          through three years................................                   14
     With a remaining maturity of more than three years......                   97
Bank's liability on acceptances executed and outstanding                       716
Subordinated notes and debentures .............................              5,429
Other liabilities .............................................             11,457

TOTAL LIABILITIES .............................................            280,765
                                                                          --------

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus                                    0
Common stock ..................................................              1,211
Surplus  (exclude all surplus related to preferred stock)......             11,016
Undivided profits and capital reserves ........................              7,333
Net unrealized holding gains (losses)
on available-for-sale securities ..............................               (951)
Accumulated net gains (losses) on cash flow hedges.............                  0
Cumulative foreign currency translation adjustments ...........                 16
TOTAL EQUITY CAPITAL ..........................................             18,625
                                                                          --------
TOTAL LIABILITIES AND EQUITY CAPITAL ..........................           $299,390
                                                                          ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WALTER V. SHIPLEY           )
                                    WILLIAM B. HARRISON, JR.    )  DIRECTORS
                                    SUSAN V. BERRESFORD         )

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